Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sanders Morris Harris Group Inc.:

We consent to the use of our reports dated March 15, 2006 with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included or incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

September 13, 2006